SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                    SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)
 COMMON STOCK-MICROMUSE INC.
          GABELLI FOUNDATION
                       2/14/06          100,000-           10.0000
	    GABELLI SECURITIES, INC.
          	GABELLI ASSOCIATES LTD
                       2/14/06          887,866-           10.0000
		GABELLI ASSOCIATES FUND II
                       2/14/06           65,000-           10.0000
          	GABELLI ASSOCIATES FUND
                       2/14/06          865,465-           10.0000
	    MJG ASSOCIATES, INC.
          	GABELLI PERFORMANCE PARTNERSHIP
                       2/14/06          100,000-           10.0000
		GABELLI FUND, LDC
                       2/14/06           40,000-           10.0000
          GAMCO ASSET MANAGEMENT INC.
                       2/14/06          800,000-           10.0000
          MARIO GABELLI
                       2/14/06           10,000-           10.0000
          GABELLI FUNDS, LLC.
               GABELLI DIVIDEND & INCOME TRUST
                       2/14/06          400,000-           10.0000
               GABELLI ABC FUND
                       2/14/06          900,000-           10.0000

(1) THE TRANSACTIONS ON 2/14/06 WERE IN CONNECTION WITH THE ACQUISITION DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D. UNDER THE TERMS OF THE ACQUSITION, THE ISSUER'S SHAREHOLDERS RECEIVED $10.00 IN CASH FOR EACH SHARE OF THE ISSUER'S COMMON STOCK THEY OWNED. UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.